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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No's. 333-11235 and 333-41313 of DBT Online, Inc. on Form S-8 of our report dated March 11, 1998, appearing in this Annual Report on Form 10-K of DBT Online, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP


Fort Lauderdale, Florida
March 25, 1998